EXHIBIT 26

FOURTH AMENDED AND RESTATED JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(K)(1)

This Agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

/s/ Robert F.X. Sillerman
Robert F.X. Sillerman

/s/ Paul C. Kanavos
Paul C. Kanavos

Kanavos Dynasty Trust 2011

Deutsche Bank Trust Company Delaware, as Trustee

By:	/s/ Donna G. Mitchell
Name: Donna G. Mitchell
Title: Vice President

/s/ Edward A. Reznick
Name: Edward A. Reznick
Title: President

/s/ Brett Torino
Brett Torino

TTERB Living Trust

/s/ Brett Torino
By:	Brett Torino, as Trustee

TS 2013 LLC

By:	Onirot Living Trust
dated 6/20/2000 (Member)

/s/ Brett Torino
By:	Brett Torino, as Trustee

Atlas Real Estate Funds, Inc.

By:	/s/ Paul Kanavos
Name: Paul Kanavos
Title: President